    As filed with the Securities and Exchange Commission on January 5, 2001

                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
             (Exact name of registrant as specified in its charter)

MASSACHUSETTS                                                04-2348234
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

ONE TECHNOLOGY WAY
NORWOOD, MASSACHUSETTS                                       02062-9106
(Address of principal executive offices)                     (Zip Code)

                                 CHIPLOGIC, INC.
                              AMENDED AND RESTATED
                                 1998 STOCK PLAN
                            (Full title of the Plan)

                             PAUL P. BROUNTAS, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                     (Name and address of agent for service)

                                 (617) 526-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

------------------------------ ----------------------- -------------------------- -------------------------- -----------------------
  Title of Securities to be         Amount to be           Proposed Maximum           Proposed Maximum             Amount of
         Registered                  Registered        Offering Price Per Share   Aggregate Offering Price      Registration Fee
------------------------------ ----------------------- -------------------------- -------------------------- -----------------------
Common Stock, $.16 2/3 par
value per share                  290,669 shares(1)              $3.74(2)                  $1,087,103                  $272
------------------------------ ----------------------- -------------------------- -------------------------- -----------------------

(1) The number of shares of Analog Devices, Inc. Common Stock to be issued gives effect to the conversion ratio of 0.133702254 shares of Analog Devices, Inc. Common Stock for each share of ChipLogic, Inc. Common Stock originally issuable under the plan registered hereby, as provided in the Agreement and Plan of Reorganization dated October 25, 2000 by and among Analog Devices, Inc., CAD, Inc., ChipLogic, Inc. and Hari R. Surapeneni and Roshan A. Gudapati.

(2) Estimated solely for purposes of calculating the registration fee, and based upon the fixed exercise prices of outstanding options in accordance with Rule 457(h) under the Securities Act of 1933, as amended.

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 (the "Registration Statement") is being filed to register shares of common stock, $.16 2/3 par value per share, of Analog Devices, Inc. (the "Company" or "Registrant") issuable pursuant to the ChipLogic, Inc. Amended and Restated 1998 Stock Plan, as amended (the "Plan"). Pursuant to Section 1.7 of the Agreement and Plan of Reorganization dated as of October 25, 2000 by and among the Company, CAD, Inc., ChipLogic, Inc., Hari R. Surapeneni, and Roshan B. Gudapati, the Company assumed the Plan and all of the outstanding and unexercised options to purchase common stock, no par value per share, of ChipLogic, Inc. under the Plan.

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

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I of Form S-8 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

     (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

     (3) The description of the Registrant's Common Stock, $.16 2/3 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for purposes of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

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

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the securities hereby registered will be passed upon by Hale and Dorr LLP, Boston, Massachusetts. Paul P. Brountas, Esq., a partner of Hale and Dorr LLP, serves as Clerk to the Registrant.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article 6A of the Registrant's Restated Articles of Organization (the "Articles of Organization") provides for indemnification of directors and officers to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws. Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify directors, officers, employees or other agents of the corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, against amounts paid and expenses incurred in connection with an action or proceeding to which such person is a party or is threatened to be made a party by reason of such position; provided, however, that such person acted in good faith in the reasonable belief that his action was in the



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

best interests of the corporation or, in the case of service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     Article 6A of the Registrant's Articles of Organization provides for indemnification of directors and officers of the Registrant, and directors or employees of the Registrant now serving at the request of the Registrant as a director or officer of another organization or in any capacity with respect to an employee benefit plan of the Registrant, against all liabilities and expenses imposed upon or incurred by any such person in connection with any legal proceedings in which he may be a defendant or with which he may be threatened or involved, directly or indirectly, by reason of his position as a director or officer or as a result of his service with respect to an employee benefit plan; provided, however, that the Registrant shall provide no indemnification if the director or officer has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant or in the best interests of the participants or beneficiaries of the applicable employee benefit plan. The Registrant shall further indemnify the officer or director for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings. However, no indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant then in office), that such settlement or compromise is not in the best interests of the Registrant or in the best interests of the participants or beneficiaries of the applicable employee benefit plan.

     Chapter 156B of the Massachusetts General Laws, as it may be amended from time to time, and Article 6A of the Registrant's Articles of Organization permit the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant then in office), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant or in the best interests of the participants or beneficiaries of the applicable employee benefit plan.

     Article 6D of the Registrant's Articles of Organization provides that to the fullest extent permitted by Chapter 156B of the Massachusetts General Laws, as it may be amended from time to time, no director shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unauthorized distributions or loans under Section 61 or 62 of Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8. EXHIBITS

        The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS

1.   The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

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

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwood, Commonwealth of Massachusetts, on this January 5, 2001.

                                   ANALOG DEVICES, INC.


                                   By: /s/ Jerald G. Fishman
                                       -----------------------------------------
                                         Jerald G. Fishman
                                         President and Chief
                                         Executive Officer


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

                        SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Analog Devices, Inc., hereby severally constitute and appoint Jerald G. Fishman and Joseph E. McDonough and Paul P. Brountas, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below, the Registration Statement on Form S-8 filed herewith, and any and all amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                TITLE                                 DATE

                                          President, Chief Executive
                                          Officer and Director
/s/ Jerald G. Fishman                     (Principal Executive Officer)            January 5, 2001
----------------------------
JERALD G. FISHMAN

                                          Chairman of the Board
/s/ Ray Stata                             and Director
----------------------------
RAY STATA                                                                          January 5, 2001

                                          Vice President-Finance
                                          and Chief Financial
/s/ Joseph E. McDonough                   Officer (Principal Financial and
----------------------------              Accounting Officer)                      January 5, 2001
JOSEPH E. MCDONOUGH

/s/ John L. Doyle                         Director                                 January 5, 2001
----------------------------
JOHN L. DOYLE

/s/ Charles O. Holliday, Jr.              Director                                 January 5, 2001
----------------------------
CHARLES O. HOLLIDAY, JR.

/s/ Joel Moses                            Director                                 January 5, 2001
----------------------------
JOEL MOSES

/s/ F. Grant Saviers                      Director                                 January 5, 2001
----------------------------
F. GRANT SAVIERS

/s/ Lester C. Thurow                      Director                                 January 5, 2001
----------------------------
LESTER C. THUROW

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

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------
4.1 (1)           Restated Articles of Organization of the Registrant
4.2 (2)           By-Laws of the Registrant
4.3 (3)           Rights Agreement dated as of March 18, 1998 between the
                  Registrant and BankBoston, N.A. as Rights Agent
4.4               ChipLogic, Inc. Amended and Restated 1998 Stock Plan
5                 Opinion of Hale and Dorr LLP
23.1              Consent of Hale and Dorr LLP (included in Exhibit 5)
23.2              Consent of Independent Auditors
24                Power of Attorney (included on the signature page to this
                  Registration Statement)
---------
(1) Incorporated herein by reference to the Registrant's Form 10-Q, filed on March 15, 1999.
(2) Incorporated herein by reference to the Registrant's Form 10-K for the fiscal year ended October 31, 1998, filed on January 28, 1999.
(3) Incorporated herein by reference to the Registrant's Registration Statement on Form 8-K (File No. 001-07819) filed on March 19, 1998, as amended by Amendment No. 1 to Rights Agreement, entered into as of October 14, 1999 (incorporated herein by reference to the Registrant's Registration Statement on Form 8-K/A (File No. 001-07819) filed on November 19, 1999).


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